As filed with the Securities and Exchange Commission on July 17, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vector Group Ltd.
(Exact name of registrant as specified in its charter)

Delaware	65-0949535
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
100 S.E. Second Street
Miami, Florida 33131
(305) 579-8000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

J. Bryant Kirkland III
Vice President and Chief Financial Officer
Vector Group Ltd.
100 S.E. Second Street
Miami, Florida 33131
(305) 579-8000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price(1)	Registration Fee
Common Stock, par value $0.10 per share	1,079,795	$15.91	$17,179,538	$1,838

(1)	This registration statement relates to the resale by the selling stockholder named herein of the shares of the common stock listed above.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low sales prices per share for Vector Group Ltd. common stock as reported on the New York Stock Exchange consolidated reporting system on July 13, 2006.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

[The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.]

PROSPECTUS	SUBJECT TO COMPLETION DATED July 17, 2006
Vector Group Ltd.
Common Stock

     This prospectus relates to 1,079,795 shares of common stock of Vector Group Ltd. that may be offered for sale from time to time by one of our current stockholders.
     The selling stockholder will receive all of the proceeds from the sale of shares under this prospectus; we will not receive any proceeds from those sales.
     After registration, the selling stockholder may sell the shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The shares of common stock may be sold at the market price at the time of such sale, at prices relating to the market price over a period of time or at prices negotiated with the buyers of the shares. See “Plan of Distribution.”
     Our common stock is listed on the New York Stock Exchange under the symbol “VGR.” On July     , 2006, the closing price of our common stock on the New York Stock Exchange was $        per share.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE DATE OF THIS PROSPECTUS IS JULY ____, 2006.

ABOUT THIS PROSPECTUS
RISK FACTORS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATED DOCUMENTS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
USE OF PROCEEDS
LEGAL OPINIONS
EXPERTS
PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
Opinion of Marc N. Bell, General Counsel
Consent of PricewaterhouseCoopers LLP
Consent of PricewaterhouseCoopers LLP
Consent of Weiser LLP

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, the selling stockholder may from time to time sell the shares of Vector Group Ltd. common stock described in this prospectus.
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement is correct as of any time subsequent to the date of such information.
RISK FACTORS
     Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q on file with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file reports, proxy statements and other information with the SEC. You can read and copy all of this information at the Public Reference Room maintained by the SEC at its principal office at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy statements and other information regarding issuers, like us, that file such material electronically with the SEC. The address of this web site is: http://www.sec.gov. You also can inspect such reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock is listed on the New York Stock Exchange.
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. We have omitted parts of the registration statement as permitted by the rules and regulations of the SEC. Statements contained in or incorporated by reference into this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to a copy of each contract or document filed as an exhibit to the registration statement or incorporated by reference into this prospectus for complete information. Copies of the registration statement, including exhibits and information incorporated by reference into this prospectus, may be inspected without charge at the SEC’s Public Reference Room or website.

INCORPORATED DOCUMENTS
     The SEC allows us to “incorporate by reference” into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated is considered part of this prospectus, except for any information that is superseded by information that is included in this document or in a later filed document.
     This prospectus incorporates by reference the documents listed below and any filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of this offering. Any report, document or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference.
•	Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2005, filed with the SEC on March 17, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 10, 2006;

•	Our Current Reports on Form 8-K, filed with the SEC on January 3, 2006, January 27, 2006, February 6, 2006, March 6, 2006, April 3, 2006, June 8, 2006, June 27, 2006, June 30, 2006, July 13, 2006 and July 17, 2006. (On June 27, 2006, we filed with the SEC a Current Report on Form 8-K, which contained revised items 6, 7 and 8 of our amended Annual Report on Form 10-K, where appropriate, to reflect the retrospective application of a new accounting standard that we were required to adopt as of January 1, 2006. All of the preceding references in this paragraph to our amended Annual Report on Form 10-K are intended to refer to such amended Form 10-K, as so revised by the Form 8-K. Please see the Form 8-K for a detailed discussion of the policy change); and

•	The description of our common stock set forth in our prospectus dated June 3, 2005 filed on Form 424B3 on June 3, 2005.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained herein or in any other document subsequently filed which is also incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified, to constitute a part of this prospectus.
     You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in the document. You can obtain documents incorporated by reference by requesting them from us, either orally or in writing. Requests for such documents should be directed to:
Vector Group Ltd.
Attention: Investor Relations
100 S.E. Second Street
32nd Floor
Miami, Florida 33131
(305) 579-8000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
     In addition to historical information, this prospectus contains “forward-looking statements” within the meaning of the federal securities law. Forward-looking statements include information relating to our intent, belief or current expectations, primarily with respect to, but not limited to:
•	economic outlook;

•	capital expenditures;

•	cost reduction;

•	new legislation;

•	cash flows;

•	operating performance;

•	litigation;

•	impairment charges and cost savings associated with restructurings of our tobacco operations; and

•	related industry developments (including trends affecting our business, financial condition and results of operations).
     We identify forward-looking statements in this prospectus by using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may be”, “objective”, “plan”, “seek”, “predict”, “project”, and “will be” and similar words or phrases in the negatives.
     The forward-looking information involves important risks and uncertainties that could cause our actual results, performance or achievements to differ materially from our anticipated results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, without limitation, the following:
•	general economic and market conditions and any changes therein, due to acts of war and terrorism or otherwise;

•	governmental regulation and policies;

•	effects of industry competition;

•	impact of business combinations, including acquisitions and divestitures, both internally for us and externally in the tobacco industry;

•	impact of restructurings on our tobacco business and our ability to achieve any increases in profitability estimated to occur as a result of these restructurings;

•	impact of new legislation on our competitors’ payment obligations, results of operations and product costs, i.e., the impact of recent federal legislation eliminating the federal tobacco quota system;

•	uncertainty related to litigation and potential additional payment obligations for us under the Master Settlement Agreement and other settlement agreements with the states; and

•	risks inherent in our new product development initiatives.
     Further information on risks and uncertainties specific to our business include the risk factors discussed in “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus.
     Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, there is a risk that these expectations will not be attained and that any deviations will be material. The forward-looking statements speak only as of the date they are made.

VECTOR GROUP LTD.
     IN THIS PROSPECTUS, REFERENCES TO VECTOR GROUP LTD., “WE” AND “US” REFER TO VECTOR GROUP LTD. AND, WHERE APPLICABLE, ITS SUBSIDIARIES ON A CONSOLIDATED BASIS.
     We are a holding company for a number of businesses. We are engaged principally in:
•	the manufacture and sale of cigarettes in the United States through our subsidiary Liggett Group LLC;

•	the development and marketing of the low nicotine and nicotine-free QUEST cigarette products and the development of reduced risk cigarette products through our subsidiary Vector Tobacco Inc.; and

•	the real estate business through our subsidiary, New Valley LLC, which is seeking to acquire additional operating companies and real estate properties. New Valley owns 50% of Douglas Elliman Realty, LLC, which operates the largest residential brokerage company in the New York metropolitan area.
     Our principal executive offices are located at 100 S.E. Second Street, Miami, Florida 33131, and the telephone number is (305) 579-8000.
SELLING STOCKHOLDER
     The following table sets forth certain information about the beneficial ownership of the selling stockholder. The tabular information below assumes that all of the shares listed below will be offered and sold by the selling stockholder to unaffiliated third parties. However, because the selling stockholder may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that the selling stockholder may hold after completion of the offering cannot be determined at this time. Information concerning the selling stockholder may change from time to time and, to the extent required, will be set forth in supplements or amendments to this prospectus or in information incorporated by reference into this prospectus.

SHARES OF COMMON STOCK
	BENEFICIALLY OWNED		NUMBER OF	SHARES OF COMMON STOCK
	BEFORE OFFERING		SHARES	BENEFICIALLY OWNED
			BEING	AFTER OFFERING
SELLING STOCKHOLDER	NUMBER	PERCENT(1)	OFFERED	NUMBER	PERCENT(1)
Howard M. Lorber	3,996,059	7.2%	1,079,795	2,916,264	5.3%

(1)	Calculated based on Rule 13(d)-3(d)(1) of the Exchange Act using the 54,141,534 shares of common stock outstanding as of July 14, 2006.
     Howard M. Lorber is President, Chief Executive Officer and a director of Vector. The shares shown in the table above as owned by Mr. Lorber include (i) 1,124,274 shares held by Mr. Lorber, including 1,079,795 shares offered hereby, (ii) 1,817,871 shares held by Lorber Epsilon 1999 Limited Partnership, a Delaware limited partnership, (iii) 64,800 shares of common stock held by Lorber Alpha II Limited Partnership, a Nevada limited partnership, included in the shares offered hereby, and (iv) 989,114 shares acquirable by Mr. Lorber upon exercise of currently exercisable options. Lorber Epsilon 1999 LLC, a Delaware limited liability company, is the general partner of Lorber Epsilon 1999 Limited Partnership. Lorber Alpha II Limited Partnership, a Nevada limited partnership, is the sole member of, and Mr. Lorber is the manager of, Lorber Epsilon 1999 LLC. Lorber Alpha II, Inc., a Nevada corporation, is the general partner of Lorber Alpha II Limited Partnership. Mr. Lorber is a director, officer and controlling stockholder of Lorber Alpha II, Inc.

     Pursuant to the stock options held by Mr. Lorber, Mr. Lorber has the right, which expires November 4, 2009, to purchase 670,045 shares at $11.52 per share and the right, which expires January 22, 2011, to purchase 319,069 shares at $14.98 per share.
     Mr. Lorber disclaims beneficial ownership of 11,910 shares held by Lorber Charitable Fund. Lorber Charitable Fund is a New York not-for-profit corporation, of which family members of Mr. Lorber serve as directors and executive officers.
     Mr. Lorber was the Chairman of Hallman & Lorber in 2003 and 2004 and, since January 2005, has served as a consultant to such company. During the past three years, Mr. Lorber and Hallman & Lorber and its affiliates received ordinary and customary insurance commissions on various insurance policies issued for us and our subsidiaries and investees. Mr. Lorber and Hallman & Lorber and its affiliates have continued to provide such services in 2006.
     Mr. Lorber is a stockholder and registered representative in Aegis Capital Corp., a broker-dealer to which New Valley Corporation, a majority-owned subsidiary of ours until December 2005 when it became a wholly-owned subsidiary of ours, paid brokerage commissions and other income during the past three years.
     In April 2005, in connection with our private offering of $30,000,000 principal amount of 5% Variable Interest Senior Convertible Notes due 2011 (the “April 2005 Notes”), Jefferies & Company, Inc. (“Jefferies”), as the initial purchaser of the April 2005 Notes, Mr. Lorber and Lorber Epsilon 1999 Limited Partnership (“Lorber Epsilon”) entered into agreements, pursuant to which Jefferies was granted the right to borrow from time to time up to 315,000 shares of our common stock (the “Shares”) from Mr. Lorber or Lorber Epsilon. Under the agreements, Lorber Epsilon has agreed, through the period ending May 18, 2007, to lend Jefferies the Shares for the purpose of allowing Jefferies, in turn, to lend such Shares to its customers (including the purchasers of the April 2005 Notes) who may, from time to time, sell such shares short.
     In consideration for Mr. Lorber, as one of our principal stockholders, agreeing to lend the Shares in order to facilitate our offering of the April 2005 Notes and accepting the resulting liquidity risk, we and Mr. Lorber entered into a Letter Agreement (the “Letter Agreement”) on April 13, 2005 whereby we agreed to pay Mr. Lorber or an affiliate designated by him an annual fee, payable on a quarterly basis in cash or, by mutual agreement of us and Mr. Lorber, in shares of common stock, equal to 1% of the aggregate market value of the Shares. In addition, we agreed to hold Mr. Lorber harmless on an after-tax basis against any increase, if any, in the income tax rate applicable to dividends paid on the Shares as a result of the Letter Agreement.
     In November 2004, in connection with a private placement of up to $81,875,000 aggregate principal amount of 5% Variable Interest Senior Convertible Notes due 2011 sold by us to various private purchasers (the “November 2004 Notes”), Bennett S. LeBow, another of our principal stockholders who serves as our Executive Chairman, and LeBow Gamma Limited Partnership entered into a Master Securities Loan Agreement and accompanying letter agreement (the “Agreement”) with Jefferies. Under the Agreement, LeBow Gamma Limited Partnership has agreed to lend Jefferies from time to time up to 3,646,518 shares of our common stock held by LeBow Gamma Limited Partnership (the “LeBow Shares”) for the purpose of allowing Jefferies, in turn, to lend such LeBow Shares to its customers (including the purchasers of the November 2004 Notes) who may, from time to time, sell such shares short. The LeBow Shares must be available for an initial period of 30 months. After the end of such initial 30-month period until November 15, 2011, the LeBow Shares also must be available during any period in which Mr. LeBow, any member of his immediate family and any person or group controlled by Mr. LeBow or any member of his immediate family (or any trust or partnership controlled by any of the foregoing), either individually or collectively, are beneficial owners of more than 50% of the aggregate ordinary voting power of us. Mr. LeBow and his affiliates have the right to assign to Mr. Lorber and his affiliates some or all of their obligation to lend the LeBow Shares under the Agreement. In May 2006, Mr. LeBow assigned to Mr. Lorber and his affiliates the obligation to lend 535,577 shares of our common stock under the Agreement. Such assigned shares have been lent to Jefferies by Lorber Epsilon on the same terms as the stock loans by Bennett S. LeBow and LeBow Gamma Limited Partnership.

     In consideration for Mr. LeBow and Mr. Lorber, as his assignee, agreeing to lend the shares to facilitate our offering of the November 2004 Notes, we entered into a similar agreement with them as the Letter Agreement discussed above with respect to the April 2005 Notes.
PLAN OF DISTRIBUTION
     Any distribution of the shares by the selling stockholder, or by the selling stockholder’s transferees, pledgees, donees or other successors in interest, may be effected from time to time in one or more of the following transactions:
•	to underwriters who will acquire the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time),

•	through brokers, acting as principal or agent, in transactions (which may include block transactions) on the New York Stock Exchange, in special offerings, exchange distributions under the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices or at fixed prices,

•	directly or through brokers or agents in private sales at negotiated prices, or by any other legally available means,

•	by entering into hedging transactions with broker-dealers, and the broker-dealers may in turn engage in short sales of the shares as part of establishing and maintaining the hedge positions they entered into with the selling stockholder,

•	by engaging in short sales of shares and delivering shares to cover such short positions,

•	by entering into option or loan transactions that require the selling stockholder to deliver shares to a broker-dealer which may then resell or otherwise transfer the shares pursuant to this prospectus to cover the broker-dealer’s own short sales of the shares or to cover short sales of the shares by customers of the broker-dealer,

•	by depositing shares in margin accounts of a broker-dealer which may borrow, and whose customers may borrow, the shares to cover sales of shares in connection with hedging transactions of such customers, or

•	by pledging shares to a broker-dealer and upon the default by the selling stockholder on the pledge the broker-dealer may sell the pledged shares pursuant to this prospectus.
     Any broker-dealer engaging in the transactions described above may be considered an “underwriter”, as that term is defined by the Securities Act. The selling stockholder and transferees may engage Jefferies or its affiliates in connection with these transactions.
     Underwriters participating in any offering made pursuant to this prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in transactions may receive brokerage or agent’s commissions or fees.
     In connection with offerings of convertible securities by us, the selling stockholder may enter into agreements to lend broker-dealers shares of our common stock for the purpose of allowing such broker-dealers, in turn, to lend such shares to its customers (including the purchasers of the convertible securities) who may, from time to time, sell such shares short.
     In connection with our private placement of $110 million of 3 7/8% Variable Interest Senior Convertible Debentures due 2026 (the “Debentures”), which closed on July 12, 2006, the selling stockholder herein is expected to deposit shares of our common stock into margin accounts maintained with Jefferies. Purchasers of the Debentures may borrow shares on deposit in the margin accounts in order to facilitate hedging transactions entered into by such purchasers. The selling stockholder is under no obligation to maintain any shares in the margin accounts and may withdraw shares from the margin accounts at any time. Jefferies acted as initial purchaser in connection with the sale of the Debentures. In connection with any borrowing of the shares deposited in the margin accounts, each of Jefferies and any customer of Jefferies may be deemed to be an “underwriter” as that term is defined in the Securities Act with respect to any sale of such shares.
     At the time a particular offering of shares is made, to the extent required, a prospectus supplement will be distributed which will set forth the amount of shares being offered and the terms of the offering, including the purchase price or public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the selling stockholder any discounts, commissions and other items constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.
     To comply with the securities laws of some states, if applicable, the shares will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration and qualification is available and complied with.
     All costs, expenses and fees for the registration of the shares will be borne by us and charged as an expense. Commissions and discounts, if any, attributable to the sale of the shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act.
USE OF PROCEEDS
     All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholder, and Vector Group Ltd. will not receive any of the proceeds from such sales.
LEGAL OPINIONS
     The validity of the shares of common stock described in this prospectus will be passed upon for us by Marc N. Bell, General Counsel of Vector Group Ltd.
EXPERTS
     The financial statements incorporated in this prospectus by reference to Vector Group Ltd.’s Current Report on Form 8-K dated June 27, 2006 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Vector Group Ltd. for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent certified public accounting firm, given on the authority of said firm in auditing and accounting.
     The financial statements for Douglas Elliman LLC incorporated in this prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K/A Amendment No.1 for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm in auditing and accounting.
     The financial statements for Koa Investors, LLC incorporated in this prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K/A Amendment No.1 for the year ended December 31, 2005 have been so incorporated in reliance on the report of Weiser LLP, an independent registered public accounting firm, given on the authority of said firm in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The aggregate estimated (other than the registration fee) expenses to be paid by us in connection with this offering are as follows:

Securities and Exchange Commission registration fee	$1,838
Accounting fees and expenses	20,000
Legal fees and expenses	15,000
Miscellaneous	13,162

Total	$50,000

Item 15. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnification to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of our By-Laws provides for indemnification of our directors and officers to the maximum extent permitted by law.
     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock repurchase in violation of the Delaware General Corporation Law or (iv) obtains an improper personal benefit. Article Eighth of our Amended and Restated Certificate of Incorporation includes a provision which eliminates directors’ personal liability to the full extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended.
Item 16. Exhibits
     The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number	Exhibit Title
3.1	Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 in Vector’s Form 10-Q for the quarter ended September 30, 1999).
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 in Vector’s Form 8-K dated May 24, 2000).
3.3	By-Laws of Vector (incorporated by reference to Exhibit 4.1 in Vector’s Form 8-K dated January 1, 2006).
5	Opinion of Marc N. Bell, General Counsel.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm.
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.3	Consent of Weiser LLP, independent registered public accounting firm.
23.4	Consent of Marc N. Bell, General Counsel (included in Exhibit 5).
24	Power of Attorney (included on signature page).

Item 17. Undertakings
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that:
     (a) paragraphs (a) and (b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
     (b) paragraphs (a), (b) and (c) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (c) Provided further, however, that paragraphs (a) and (b) do not apply if the registration statement is for an offering of asset backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining any liability under the Securities Act:
          (i) If the registrant is relying on Rule 430B:
     (a) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (b) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on the 17th day of July, 2006.

VECTOR GROUP LTD.
By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

     Each person whose signature appears below hereby authorizes Richard J. Lampen, Marc N. Bell and J. Bryant Kirkland III and each of them individually (the “Agent”), with full power of substitution and resubstitution, to file one or more amendments (including post-effective amendments) to the registration statement which amendments may make such changes in the registration statement as such Agent deems appropriate and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to the registration statement.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 17, 2006.

/s/ Howard M. Lorber Howard M. Lorber	President and Chief Executive Officer (Principal Executive Officer)
/s/ J. Bryant Kirkland III J. Bryant Kirkland III	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Henry C. Beinstein Henry C. Beinstein	Director
/s/ Ronald J. Bernstein Ronald J. Bernstein	Director
/s/ Robert J. Eide Robert J. Eide	Director
/s/ Bennett S. LeBow Bennett S. LeBow	Director
/s/ Jeffrey S. Podell Jeffrey S. Podell	Director
/s/ Jean E. Sharpe Jean E. Sharpe	Director